POWER OF ATTORNEY

Each of the undersigned Officers and Trustees of Hotchkis and Wiley Funds (the “Trust”) hereby appoint Anna Marie Lopez and James Menvielle each an Officer of the Trust, each individually with power of substitution or resubstitution, their true and lawful attorneys-in-fact and agents (each, an “Attorney-in-Fact”) with the power and authority to do any and all acts and things and to execute any and all instruments which said Attorney-in-Fact may deem necessary or advisable in furtherance of the business and affairs of the Trust and relating to compliance by the Trust with the Investment Company Act of 1940, as amended, the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (hereafter “Acts”), and any rules, regulations or requirements of the Securities and Exchange Commission (hereafter “SEC”) in respect thereof, filings by the Trust of any and all Registration Statements on Form N-14 or Form N-1A pursuant to the Acts and any amendments thereto, including applications for exemptive orders, rulings or filings of proxy materials (together “SEC filings”), signing in the name and on behalf of the undersigned as an Officer or Trustee, as applicable, of the Trust any and all such SEC filings, and the undersigned does hereby ratify and confirm all that said Attorneys-in-Fact shall do or cause to be done by virtue thereof.

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The undersigned Officers and Trustees hereby execute this Power of Attorney, which may be executed in multiple counterparts, all of which taken together shall constitute one original, as of this 25th day of August, 2017.

Name	Title

/s/ Randall H. Breitenbach	Trustee
Randall H. Breitenbach

/s/ Alejandra C. Edwards	Trustee
Alejandra C. Edwards

/s/ Marcy Elkind	Trustee
Marcy Elkind

/s/ Robert Fitzgerald	Trustee
Robert Fitzgerald

/s/ John A.G. Gavin	Trustee
John A.G. Gavin

/s/ H. Thomas Hicks	Trustee
H. Thomas Hicks

/s/ Donald Morrison	Trustee
Donald Morrison

/s/ George H. Davis, Jr.	Trustee
George H. Davis, Jr.

/s/ Anna Marie Lopez	Principal Executive Officer
Anna Marie Lopez

/s/ James Menvielle	Principal Financial and Accounting Officer
James Menvielle